                                                                       Exhibit 3

              [PROVIDENT MUTUAL LIFE INSURANCE COMPANY LETTERHEAD]



April 24, 2000

Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, PA 19312

Directors:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus filed as part of the Post-Effective Amendment No. 1 of the Registration Statement on Form S-6 (File No. 333-84475) for the Provident Mutual Variable Life Separate Account.

Sincerely,


/s/ James G. Potter, Jr.
-------------------------------------
James G. Potter, Jr., General Counsel